Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings



Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield Trust (BHY)
BlackRock Multi-Asset Income - High Yield Portfolio  (BR-INC-HY)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock High Income Shares  (HIS)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock High Yield Portfolio  (MIST-HY)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering Commencement:
03-26-2013


Security Type:
BND/CORP


Issuer
First Data Corporation, a Delaware corporation  (2021)


Selling Underwriter
Citigroup Global Markets Inc.


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of Underwriter(s)
Citigroup Global Markets Inc., Deutsche Bank Securities
Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA)
Inc., PNC Capital Markets LLC, SunTrust Robinson Humphrey,
Inc., KKR Capital Markets LLC



Transaction Details
Date of Purchase
03-26-2013


Purchase Price/Share
(per share / % of par)
$100.00


Total
Commission,
Spread or Profit
1.25


1.	Aggregate Principal Amount Purchased (a+b)
$65,000,000

a.	US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$35,350,000

b.	Other BlackRock Clients
$29,650,000

2.	Aggregate Principal Amount of Offering
$815,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.07975



Legal Requirements


Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[ ] U.S. Registered Public Offering   [Issuer must have 3 years of continuous
operations]

[X] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member

Date:03-28-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member

Date:04-08-13